Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Riverview Financial Corporation on Form S-3 of our report dated March 30, 2016 on the consolidated financial statements of Riverview Financial Corporation for the year ended December 31, 2015 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

/s/ Smith Elliott Kearns & Company, LLC
Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

May 31, 2016